EXHIBIT 11


                                                        For the Years Ended
                                                              July 31
                                                              -------
                                                       2001            2000
                                                                     Restated
                                                                    (Note 16)
                                                     -----------    ----------
Shares outstanding                                     6,954,699     5,942,903
                                                     -----------     ---------

Weighted average shares outstanding                    6,420,926     5,056,141
Stock Options                                          1,815,625     1,214,309
Warrants                                               1,797,500     1,798,125
                                                     -----------     ---------
     Total weighted average shares outstanding        10,034,051     8,068,575
                                                     ===========     =========


Net income (loss)                                   $ (1,782,224)  $(2,463,949)

Cumulative effect of change
     in accounting principle                                   -        79,896
                                                    ------------   -----------

Net income (loss)                                   $ (1,782,224) $ (2,384,053)
                                                    ============  ============

Basic Net Earnings (Loss) per share
   Net income (loss) per common share
     before change in accounting principle          $      (0.28)  $     (0.49)
   Cumulative effect of change
     in accounting principle                                   -          0.02
                                                    ------------   -----------
   Net income (loss) per common share               $      (0.28)  $     (0.47)
                                                    ============   ===========

Diluted Net Earnings (Loss) per share
   Net income (loss) per common share
     before change in accounting principal          $      (0.28)   $    (0.49)
   Cumulative effect of change
     in accounting principle                                   -          0.02
                                                    ------------    ----------
     Net income (loss) per common share             $      (0.28    $    (0.47)
                                                    ============    ==========